Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                                  Balance Sheet
                                  June 30, 2004
                                   (Unaudited)


ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                      $   5,956
    Receivables:
      Customers                                                      141,207
      Associated companies                                           139,697
      Other                                                            4,864
    Notes receivable from associated companies                          -
    Material and supplies                                             11,524
    Prepayments and other                                             21,563
                                                                    --------
                                                                     324,811
                                                                    --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                        17,510
    Less: Accumulated provision for depreciation                       5,692
                                                                    --------
                                                                      11,818
    Construction work in progress                                        434
                                                                    --------
                                                                      12,252
                                                                    --------

INVESTMENTS:
    Other                                                            111,258
                                                                    --------
                                                                     111,258
                                                                     -------

DEFERRED CHARGES:
    Goodwill                                                          26,067
    Accumulated deferred income taxes                                 38,715
    Other                                                            146,491
                                                                    --------
                                                                     211,273
                                                                    --------
         TOTAL ASSETS                                              $ 659,594
                                                                    ========



LIABILITIES & CAPITALIZATION

CURRENT LIABILITIES:
    Notes payable to associated companies                          $ 314,687
    Accounts payable
      Other                                                           90,328
      Associated companies                                           135,691
    Accrued taxes                                                     34,848
    Accrued interest                                                    -
    Other                                                             27,570
                                                                    --------
                                                                     603,124
                                                                    --------

CAPITALIZATION:
    Common stockholders' equity                                       35,103
    Long-term debt                                                      -
                                                                    --------
                                                                      35,103
                                                                    --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                   -
    Accumulated deferred investment tax credits                         -
    Other postretirement benefits                                     14,969
    Other                                                              6,398
                                                                    --------
                                                                      21,367
                                                                    --------

         TOTAL LIABILITIES & CAPITALIZATION                        $ 659,594
                                                                    ========

                                                                    Exhibit A-1

                           FIRSTENERGY SOLUTIONS CORP.
                               Statement of Income
                                   (Unaudited)


                                                Three Months        Six Months
                                                   Ended              Ended
                                                June 30, 2004      June 30, 2004
                                                -------------      -------------

REVENUES                                          $1,427,674        $ 2,891,617

EXPENSES:

    Fuel, purchased power and gas                  1,277,944         2,630,678
    Other operating expenses                          67,821           146,345
    Provision for depreciation
       and amortization                                  691             1,462
    General taxes                                      2,334             4,486
                                                   ---------         ---------
         Total expenses                            1,348,790         2,782,971
                                                   ---------         ---------

EQUITY IN SUBSIDIARY EARNINGS                         19,307            44,020
                                                    --------         ---------

INCOME BEFORE INTEREST
  & INCOME TAXES                                      98,191           152,666

NET INTEREST CHARGES:

    Interest expenses                                  1,419             3,251
    Capitalized interest                                   -                (1)
                                                    --------         ---------
         Net interest charges                          1,419             3,250
                                                    --------         ---------

INCOME TAXES                                          31,783            43,143
                                                    --------         ---------

NET INCOME                                         $  64,989        $  106,273
                                                    ========         =========